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Exhibit 10.65

Loan No.: 502860893	TRT
PROMISSORY NOTE
$110,000,000	May 11, 2007

        FOR VALUE RECEIVED, the undersigned, CENTERTON SQUARE LLC, TRT DDR BEAVER CREEK LLC, and TRT DDR MT. NEBO LLC, each a Delaware limited liability company, as borrower (individually and/or collectively, as the context may require, "Borrower"), each having an address at c/o Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122, promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, "Lender"), at the office of Lender at Commercial Real Estate Services, 8739 Research Drive URP—4, NC 1075, Charlotte, North Carolina 28262, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of ONE HUNDRED TEN MILLION AND NO/100 DOLLARS ($110,000,000), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of five and 51/100ths percent (5.510%) (the "Note Rate"), together with all other amounts due hereunder or under the other Loan Documents (as defined herein), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

ARTICLE I

TERMS AND CONDITIONS

        Section 1.1    Computation of Interest.    Interest shall be computed hereunder based on a 360-day year and based on a thirty (30) day month. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through and including the day on which funds are credited pursuant to Section 1.2 hereof.

        Section 1.2    Payment of Principal and Interest.    Payments in federal funds immediately available at the place designated for payment received by Lender prior to 2:00 p.m. local time on a business day on which Lender is open for business at said place of payment shall be credited prior to close of business, while other payments, at the option of Lender, may not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. local time on the next business day on which Lender is open for business. An interest only payment shall be payable in monthly installments in an amount calculated for the applicable Interest Accrual Period (defined below) pursuant to the terms of this Note, beginning on July 10, 2007 (the "First Payment Date"), and continuing on the tenth (10th) day of each and every calendar month thereafter through and including May 10, 2017 (each, a "Payment Date"). On June 11, 2017 (the "Maturity Date"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full. "Interest Accrual Period" shall mean each one (1) month period, which shall commence on the eleventh (11th) day of each calendar month and end on and include the tenth (10th) day of the next occurring calendar month. At the election of Borrower, payments made pursuant to this Section 1.2 may be made to Lender via the automated clearing house (ACH) system.

        Section 1.3    Application of Payments.    So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied, first, to any amounts hereafter advanced by Lender hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Lender, third, to the payment of accrued interest and last to reduction of principal.

        Section 1.4    Payment of Short Interest.    Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through and including the tenth (10th) day of June, 2007.

        Section 1.5    Prepayment

        (a)   This Note may be prepaid in whole or in part at any time after the second (2nd) anniversary of the date hereof (the "Lock-out Expiration Date") provided (i) written notice of such prepayment is received by Lender not more than ninety (90) days and not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is made on a Payment Date or in the event such prepayment is not on a Payment Date, such prepayment shall include all interest on the principal amount being prepaid through the end of the Interest Accrual Period relating to the next Payment Date, (iii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents, and (iv) if such prepayment occurs after the Lock-out Expiration Date but on or before the date that is nine (9) years and six (6) months after the date of this Note (the date that is nine (9) years and six (6) months after the date of this Note being hereinafter referred to as the "Open Prepayment Date"), Lender (except as otherwise provided in Section 1.5(c)) is paid a prepayment fee in an amount equal to the greater of (A) one percent (1.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the term of this Note and remaining until the Open Prepayment Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and ending on the Open Prepayment Date. The term "Payment Differential" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum being repaid after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "Reinvestment Yield" shall mean an amount equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Open Prepayment Date plus twenty-five (25) basis points. In the event that any prepayment fee is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee together with support on how such amount was determined, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the thirty (30) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee. No prepayment fee or premium shall be due or payable in connection with any prepayment of the indebtedness evidenced by this Note made after the Open Prepayment Date. In addition to the aforesaid prepayment fee, if, upon any such permitted or required prepayment (whether prior to or after the Open Prepayment Date), the aforesaid prior written notice has not been timely received by Lender, the prepayment fee shall be increased by, or if no prepayment fee is otherwise due, there shall be due a prepayment fee equal to, an amount equal to the lesser of (i) thirty (30) days' interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid and (ii) interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Maturity Date of this Note as though such prepayment had not occurred.

        (b)   Except as otherwise expressly provided in Section 1.5(d) below, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Open Prepayment Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Lender's exercise of its rights upon Borrower's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee. If, prior to the Open Prepayment Date, the indebtedness evidenced by this Note shall have been declared due and payable by Lender pursuant to Article II hereof or the provisions of any other Loan Document due to a default by Borrower, then there shall also then be immediately due and payable a sum equal to the interest which would have accrued on the principal balance of this Note at the Note Rate from the date of such acceleration to the Open Prepayment Date, together with a prepayment fee in an amount equal to the prepayment fee that would have been due and payable on the Open Prepayment Date as though Borrower were prepaying the entire indebtedness evidenced hereby on the first (1st) day on which a prepayment would have been permitted pursuant to the provisions set forth in this Note. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in this Note, then, a prepayment fee shall also then be immediately due and payable as though Borrower were prepaying the entire indebtedness on the date of such acceleration. In addition to the amounts described in the two preceding sentences, in the event of any tender of payment of such indebtedness made on or prior to the first (1st) anniversary of the date of this Note, there shall also then be immediately due and payable an additional prepayment fee of two percent (2%) of the principal balance of this Note.

        (c)   Partial prepayments resulting from Lender's election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument shall not require any prepayment fee or premium. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal shall be applied to the unpaid principal balance evidenced hereby. Except as otherwise expressly provided in this Section, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Open Prepayment Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Lender's exercise of its rights upon Borrower's Event of Default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

        Section 1.6    Security.    The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, that certain Mortgage, Security Agreement and Fixture Filing given by Centerton Square LLC, as mortgagor (the "Centeron Security Instrument"), that certain Open-End Mortgage, Security Agreement and Fixture Filing given by TRT DDR Mt. Nebo LLC, as mortgagor (the "Mt Nebo Security Instrument"), and that certain Deed of Trust, Security Agreement and Fixture Filing given by TRT DDR Beaver Creek LLC, as grantor (the "Beaver Creek Security Instrument", along with the Centeron Security Instrument and the Mt Nebo Security Instrument and as each may be amended, restated, supplanted, substituted or otherwise consolidated, individually and/or collectively as the context may require, the "Security Instrument") each dated of even date herewith, covering the Property (as defined in the Security Instrument). The Security Instrument, together with this Note and all other documents executed or delivered by or on behalf of Borrower to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "Loan Documents". All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

ARTICLE II

DEFAULT

        Section 2.1    Events of Default.    It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made on the date such payment is due, or should any other default occur under any other Loan Document and not be cured within any applicable grace or notice period (if any), then an Event of Default (an "Event of Default") shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

        Section 2.2    Late Charges.    In the event that any payment is not received by Lender on the date when due (subject to any applicable grace period), then, in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to four percent (4%) of the amount of such overdue payment; provided, that such late charge shall not be payable on the principal balance not repaid on the Maturity Date.

        Section 2.3    Default Interest Rate.    So long as any Event of Default exists hereunder or under any other Loan Document, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note, from the date due until the date credited, at a rate per annum equal to four percent (4%) in excess of the Note Rate, or, if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (as applicable, the "Default Interest Rate"), and such default interest shall be immediately due and payable.

        Section 2.4    Borrower's Agreements.    Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Lender's discretion.

        Section 2.5    Borrower to Pay Costs.    In the event that this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

        Section 2.6    Exculpation.    Notwithstanding anything in this Note or the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that:

        (a)   Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being the Property;

        (b)   if a default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Borrower under the Loan Documents, any judicial proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Property, except with respect to the liability described below in this section; and

        (c)   in the event of a foreclosure of such Property, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (iii) for all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received from tenants under leases of all or any portion of the Property paid more than one (1) month in advance which has not, at the time of demand by Lender, been applied to the payment of such tenant's rent in accordance with its lease, (v) for rents, issues, profits and revenues of all or any portion of the Property received or applicable to a period after the occurrence of any Event of Default hereunder or under the Loan Documents which are not either applied to the ordinary expenses of owning and operating the Property or paid to Lender, (vi) for waste committed on the Property, intentional damage to the Property as a result of the intentional misconduct or gross negligence of Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such person, or any removal of all or any portion of the Property in violation of the terms of the Loan Documents, to the full extent of the actual losses or damages incurred by Lender on account of such occurrence, (vii) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Lender pursuant to the terms of the Security Instrument specifically for the applicable taxes or assessments and not applied by Lender to pay such taxes and assessments and except to the extent that Borrower delivers evidence reasonably acceptable to Lender that such failure to pay such costs and expenses was caused by the Property not generating sufficient cash flow to pay such expenses, (viii) for all obligations and indemnities of Borrower under the Loan Documents relating to Hazardous Substances (as defined in the Security Instrument) or radon or compliance with Environmental Laws (as defined in the Security Instrument) and regulations to the full extent of any actual losses or damages incurred by Lender as a result of the existence of such Hazardous Substances or radon or failure to comply with such Environmental Laws or regulations, (ix) for fraud, material misrepresentation or failure to disclose a material fact by Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Borrower, any principal, officer, general partner or member of Borrower, any guarantor or any indemnitor, (x) a default by Borrower, Indemnitor (as defined in the Security Instrument) or any general partner, manager or managing member of Borrower of any of the covenants set forth in Section 2.9 of the Security Agreement, to the full extent of any actual losses, damages and expenses of Lender on account thereof, (xi) for losses incurred by Lender due to a default by Borrower, Indemnitor (as defined in the Security Instrument) or any general partner, manager or managing member of Borrower which is a Single-Purpose Entity (as defined in the Security Instrument) (if any) of the covenants set forth in Section 2.29 of the Security Instrument, (xii) for losses in the event that Borrower or any affiliate contests or in any material way interferes with, directly or indirectly, (collectively, a "Contest") any foreclosure action, UCC sale or other material remedy exercised by Lender upon the occurrence of any Event of Default whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise (provided that if any such person obtains a non-appealable order successfully asserting a Contest, Borrower shall have no liability under this clause, (xiii) for losses in the event that the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding of Borrower or Indemnitor, or (B) an involuntary bankruptcy or insolvency proceeding of Borrower or Indemnitor in which the Borrower or the Indemnitor colludes with creditors in such bankruptcy or insolvency proceeding and which is not dismissed within sixty (60) days of filing or (xiv) for losses for failure of any of the representations in Section 2.29(d) and (e) of the Centerton Security Instrument to be true. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Property, or (2) preclude Lender from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this section, or (3) limit or impair in any way whatsoever the Environmental Indemnity Agreement (the "Environmental Indemnity Agreement") of even date herewith executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Indemnity Agreement or the Environmental Indemnity Agreement.

        Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the other Loan Documents.

ARTICLE III

GENERAL CONDITIONS

        Section 3.1    No Waiver; Amendment.    No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

        Section 3.2    Waivers.    Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

        Section 3.3    Limit of Validity.    The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid or agreed to be paid ("Interest") to Lender for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under the law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. To the extent United States federal law permits a greater amount of interest than is permitted under the law of the State in which the Property is located, Lender will rely on United States federal law for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the maximum lawful rate under the law of the State in which the Property is located or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. This Section 3.3 will control all agreements between Borrower and Lender.

        Section 3.4    Use of Funds.    Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

        Section 3.5    Unconditional Payment.    Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

        Section 3.6    Governing Law.    (A) THE PARTIES AGREE THE STATE OF NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS)

AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        (B)  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER'S OR BORROWER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, AND LENDER AND BORROWER EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

        Section 3.7    Waiver of Jury Trial.    BORROWER AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

ARTICLE IV

MISCELLANEOUS PROVISIONS

        Section 4.1    Successors and Assigns; Joint and Several; Interpretation.    The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors in title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors in title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

        Section 4.2    Taxpayer Identification.    Borrower's Tax Identification Number is set forth on Schedule 1 attached hereto and made a part hereof.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BORROWER:
CENTERTON SQUARE LLC, a Delaware limited liability company
By:	/s/ DAVID E. WEISS
Name: David E. Weiss Title: Senior Vice President
TRT DDR BEAVER CREEK LLC, a Delaware limited liability company
By:	/s/ DAVID E. WEISS
Name: David E. Weiss Title: Senior Vice President
TRT DDR MT. NEBO LLC, a Delaware limited liability company
By:	/s/ DAVID E. WEISS
Name: David E. Weiss Title: Senior Vice President

Schedule 1

Borrowers' Tax Identification Numbers

Centerton Square LLC	06-1643946
TRT DDR Beaver Creek LLC	20-8903961
TRT DDR Mt. Nebo LLC	20-8903885

EXHIBIT A

List of Security Instruments

1.
Mortgage, Security Agreement and Fixture Filing by Centerton Square LLC, a Delaware limited liability company to Lender dated as of the date here securing property located in Burlington County, New Jersey commonly known as Centerton Square.

2.
Deed of Trust, Security Agreement and Fixture Filing by TRT DDR Beaver Creek LLC, a Delaware limited liability company to Lender dated as of the date here securing property located in Wake County, North Carolina commonly known as Beaver Creek Commons.

3.
Open-End Mortgage, Security Agreement and Fixture Filing by TRT DDR Mt. Nebo LLC, a Delaware limited liability company to Lender dated as of the date here securing property located in Allegheny County, Pennsylvania commonly known as Mt. Nebo Pointe.

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  Exhibit 10.65